Exhibit 99.1

FOR IMMEDIATE RELEASE
December 15, 2005
Contact:
Philip J. Pantano
Seneca Niagara Casino & Hotel
716-278-2598

SENECA NIAGARA CASINO & HOTEL OPENS

GAMING, DINING COMPONENTS

Hotel reservations now being accepted for January 2

NIAGARA FALLS, NEW YORK — One of the most significant development projects in the region’s history began welcoming its first visitors today.

Seneca Niagara Casino & Hotel officially opened its expanded gaming floor and one of its new restaurants to the public. They are the initial components of the 26-story luxury hotel project to be opened. With the expansion, Seneca Niagara Casino & Hotel now features more than 4,100 slot machines and over 100 table games.

In addition to The Western Door: A Seneca Steakhouse and Thunder Falls Buffet, patrons can now enjoy a quick bite to eat in Morrie’s Express. In the coming weeks, varied dining options will be offered at La Cascata, a fine dining Italian restaurant, Three Sisters Café, a 24-hour eatery with an expansive and diverse menu, and a Pan-Asian restaurant, Koi that will also offer a sushi bar.

“We believe that Seneca Niagara Casino & Hotel is the premier entertainment destination in Western New York,” John Pasqualoni, President and CEO, Seneca Gaming Corporation, said. “With even greater gaming and dining options available to our patrons, we hope to provide the finest atmosphere possible and to whet the public’s appetite for the full experience that is to come at Niagara Falls’ newest wonder.”

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SENECA NIAGARA/OPENING

2-2-2-2

On December 30, Seneca Niagara Casino & Hotel will officially open the first ten floors of guest rooms in the hotel tower. Reservations are now being taken for dates starting on January 2. In addition, on January 1, 2006 Aretha Franklin will officially open the Seneca Event Center, a 30,000 square-foot entertainment venue on the hotel’s second floor.

When completed in the Spring of 2006, the hotel will feature 604 luxury rooms, a full-service spa and salon, the large-scale Seneca Event Center, as well as meeting and retail space.

“Our goal is to offer our patrons the complete entertainment experience,” Barry E. Snyder, Sr., President of the Seneca Nation of Indians and Chairman of Seneca Gaming Corporation, said. “From gaming and entertainment to dining and luxury accommodations, visitors will be able enjoy every amenity at Seneca Niagara Casino & Hotel.”

For information on hotel rates and availability, call 1-877-873-6322.

Forward-Looking Statements

This press release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “believes”, “estimates”, “anticipates”, “intends”, “will”, “want”, “hope”, “plans”, “expects”, “goal”, “confidence”, “can”, “opportunity”, and words of similar meaning or import, as they relate to SGC and its management, indicate forward looking statements.  Similarly, statements that describe our plans, business, strategy, or goals are all forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements contained in this release, including, but not limited to, our ability to meet the deadlines referred to in the release, such as offering further dining options in the coming weeks, opening the first ten floors of the hotel on December 30 and completing the hotel and all amenities in the Spring of 2006; or our ability to provide the premier entertainment destination in Western New York with the finest atmosphere possible.  Additional information concerning potential factors that could affect SGC and cause actual results to differ materially from those expressed in or implied by the statements contained in this release is included in the filings of SGC with the Securities and Exchange Commission.

SGC disclaims any obligation to update the forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if the date is not stated, as of this press release date.